Exhibit 99.1

Contact:   Joseph C. Adams,
Chief Executive Officer
      Matthew D. Mullet,
Chief Financial Officer
                      (425) 771-5299
                      www.FSBWA.com

1st Security Bank to Acquire Four Banking Locations on the Olympic Peninsula

Mountlake Terrace, WA – September 1, 2015-FS Bancorp, Inc. (NASDAQ:FSBW), the holding company for 1st Security Bank of Washington (“1st Security Bank”), announced today that 1st Security  Bank has entered into an agreement with Bank of America  to purchase four banking locations with approximately $268 million in deposits and less than $1 million in loans.  The four branch locations are in the communities of Port Angeles (8th Street), Sequim, Port Townsend and Hadlock, Washington.

The purchase is subject to receiving regulatory approvals, and customary closing conditions. Under the agreement, 1st Security Bank will assume certain liabilities, including checking, savings, IRAs and CDs belonging to households and small business customers who live in the local area.  1st Security Bank will be acquiring all four retail locations, including their ATMs. Two branch properties are owned and two branch properties are leased with 1st Security Bank assuming the leases.

Both banks are working closely together to ensure a seamless transition for the customers and employees.  1st Security Bank plans to retain the employees and keep each of the locations open after the transaction is complete.

“We are excited to have the Jefferson and Clallam County employees and customers join the 1st Security family,” said Joe Adams, 1st Security Bank’s CEO. “We believe this will be a great fit and is a natural extension of our Puget Sound focused retail footprint.”

The transaction is scheduled to close in January 2016.

About FS Bancorp

FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington.  The Bank provides loan and deposit services to customers who are predominantly small and middle-market businesses and individuals in western Washington through its seven branches in communities in the greater Puget Sound area.  The Bank services home mortgage customers throughout Washington State with an emphasis in the Puget Sound and Tri-Cities markets.  1st Security Bank received an “outstanding” rating on its last Community Reinvestment Act examination.  The Bank was also rated the #1 Bank in Washington by Banker’s Caddy, an independent bank rating firm, as reported in the Puget Sound Business Journal on March 11, 2015. Most recently 1st Security Bank was named a Bronze Medal winner (3rd place) in its class in the Puget Sound Business Journal’s 2015 Washington’s Best Workplaces contest.

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: expected revenues, cost savings, synergies and other benefits from the proposed branch acquisition by 1st Security Bank, might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the requisite regulatory approvals for the acquisition might not be obtained; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; our ability to execute our plans to grow our residential construction lending, our mortgage banking operations and our warehouse lending and the geographic expansion of our indirect home improvement lending; secondary market conditions for loans and our ability to sell loans in the secondary market; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC-which are available on our website at www.fsbwa.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2015 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.

Media contact: Joe Adams, CEO
Phone: 425-697-8050